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                                                                  EXHIBIT (10)xx


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                      )
                                            )     Chapter 11
KCS ENERGY, INC., a Delaware corporation    )
                                            )     Case No. 00-0310 (PJW)
     et al.                                 )
                                            )     Jointly Administered
               Debtors.                     )
                                            )

                    FINAL ORDER AUTHORIZING AND RESTRICTING
           USE OF CASH COLLATERAL AND GRANTING ADEQUATE PROTECTION(1)

     The Debtors having filed the Motion of Debtors for Entry of Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection ("the Motion") seeking entry of an order authorizing and restricting use of cash collateral and granting adequate protection of (a) the secured claims of CIBC Inc., as lender, Canadian Imperial Bank of Commerce ("CIBC"), as Agent for CIBC Inc. and the other Medallion Lenders and Resources Lenders and CIBC Inc., as Collateral Agent for itself and the other Medallion Lenders and Resources Lenders, and (b) the secured claims of the Medallion Hedging Lender (CIBC, CIBC Inc., the Medallion Lenders, the Resources Lenders and the Medallion Hedging Lender, together with their successors and permitted assigns, are hereinafter referred to as the "Lenders"); the Debtors and the Lenders having stipulated and agreed to the entry of the Interim Order; the Court having reviewed the Motion, having held a preliminary hearing on the Motion and having entered the Interim Order; objections having been raised to the Motion by certain holders of 11%


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(1)  All terms not otherwise defined herein shall have the meaning ascribed to them in the Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection dated as of January 19, 2000 (the "Interim Order").
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Senior Notes due in 2003 and such objections having been overruled by the Court;
the Debtors having provided due and adequate notice of the Motion and Order on the parties entitled to such notice; the Interim Order providing that if no objection is timely filed and served, the Court may enter an order continuing the Interim Order as a final order without conducting a final hearing; and no objections to the Motion or Order having been filed by any party.

        IT IS HEREBY ORDERED THAT:

         1.    The Motion is granted in its entirety.

         2. The Interim Order is continued as a final order effective as of February 7, 2000 and is incorporated herein in its entirety.


Dated:   February 7, 2000           /s/     PETER J. WALSH
         ----------------           ------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE


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